Exhibit 10.13

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,

as Depositor

WILMINGTON TRUST COMPANY,

as Owner Trustee

and

WELLS FARGO BANK, N.A.,

not in its individual capacity, but solely in its capacity as Securities Administrator

AMENDED AND RESTATED

TRUST AGREEMENT

Dated as of June 29, 2007

Trust Certificates,

Series 2007-2

EXHIBITS

This Amended and Restated Trust Agreement, dated as of June 29, 2007 (as amended from time to time, this “Trust Agreement”), among Structured Asset Mortgage Investments II Inc., a Delaware corporation, as depositor (the “Depositor”), Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the “Owner Trustee”) and Wells Fargo Bank, N.A., not individually but acting solely as Securities Administrator.

WITNESSETH THAT:

In consideration of the mutual agreements herein contained, the Depositor and the Owner Trustee agree as follows:

WHEREAS, the Depositor and the Owner Trustee have previously entered into the Trust Agreement dated as of June 26, 2007 (the “Trust Agreement”).

WHEREAS, the parties hereto desire to amend the terms of and restate the Trust Agreement.

In consideration of the mutual agreements herein contained, the Depositor, the Owner Trustee and the Securities Administrator agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture, dated June 29, 2007, among Bear Stearns ARM Trust 2007-2, as Issuing Entity, Citibank, N.A., as Indenture Trustee, and Wells Fargo Bank, N.A., as Securities Administrator, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02. Other Definitional Provisions.

(a) All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Trust Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; Article, Section and Exhibit references contained in this Trust Agreement are references to Articles, Sections and Exhibits in or to this Trust Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(d) The definitions contained in this Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORGANIZATION

Section 2.01. Name. The trust created hereby (the “Trust”) shall be known as “Bear Stearns ARM Trust 2007-2”, in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

Section 2.03. Purposes and Powers. The purpose of the Trust is to engage in the following activities:

(i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Trust Agreement and to sell the Notes and the Certificates;

(ii) to pay the organizational, start-up and transactional expenses of the Trust;

(iii) to assign, grant, transfer, pledge and convey the Mortgage Loans pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to Section 5.01 herein, any portion of the Mortgage Loans released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

(v) if directed by holders of Certificates representing more than 50% of the beneficial interests in the Trust, sell the Owner Trust Estate subsequent to the discharge of the Indenture, all for the benefit of the Holders of the Certificates;

(vi) to cause the events in connection with a REMIC Conversion to be satisfied and a REMIC Conversion to occur, and any reasonable acts in furtherance of the foregoing;

(vii) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

(viii) to cause the requirements for a REMIC Conversion to be satisfied and a REMIC Conversion to occur, and to engage in any other reasonable acts in furtherance of the foregoing, including the issuance of the Residual Certificates pursuant to Section 11.01 hereof, in each case following the occurrence of a TMP Trigger Event as described in Article XI of the Indenture; and

(ix) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement or the other Basic Documents.

Section 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

Section 2.05. Initial Capital Contribution of Owner Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial corpus of the Trust and shall be deposited in the Certificate Distribution Account. The Owner Trustee also acknowledges on behalf of the Trust the receipt in trust of the Mortgage Loans and the rights with respect to the representations and warranties made by the Seller under the Mortgage Loan Purchase Agreement and the Underlying Sellers under the related Sale Agreements which shall constitute the Owner Trust Estate.

Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a “statutory trust” under the Statutory Trust Statute and that this Trust Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, (i) the Trust not be classified as (A) an association taxable as a corporation, (B) a publicly traded partnership or (C) a taxable mortgage pool, as long as, in the case of clause (C), either (1) a single person owns for federal income tax purposes, directly or indirectly through one or more entities disregarded as entities separate from such person, a 100% interest in the Certificates and each Class of the Class X Notes and Class B Notes, or (2) two or more persons own interests in the Certificates and Class of the Class X Notes and Class B Notes, but only if each such person’s percentage interest in the Certificates is identical to such person’s percentage interest in each Class of the Class X Notes and Class B Notes, (ii) the Trust, as of the Closing Date and thereafter, be disregarded as an entity separate from a Single Owner (and if at any other time two or more Proportionate Owners own interests in the Certificates for federal income tax purposes, be treated as a partnership), and (iii) the Senior Notes be characterized as indebtedness to a Holder other than a Single Owner. Except as otherwise provided in this Trust Agreement, the rights of the Certificateholders will be those of equity owners of the Trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust.

Section 2.07. Liability of the Holders of the Certificates. The Holders of the Certificates shall have the same limitation of personal liability as common stockholders in a corporation,

under the Delaware General Corporation Law; provided, however, the Holders of the Certificates shall be liable for and shall promptly pay any entity level taxes imposed on the Trust.

Section 2.08. Title to Trust Property. Legal title to the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.09. Situs of Trust. The Trust will be located and administered in Delaware, Maryland, Minnesota or New York. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the Delaware, Maryland, Minnesota or New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware or taking actions outside the State of Delaware in order to comply with Section 2.03. Payments will be received by the Trust only in Delaware, Maryland, Minnesota or New York, and payments will be made by the Trust only from Delaware, Maryland, Minnesota or New York. The only office of the Trust maintained by the Owner Trustee will be at the Corporate Trust Office in Delaware.

Section 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(i) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(ii) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Depositor.

(iii) The Depositor has the power and authority to execute and deliver this Trust Agreement and to carry out its terms; the Depositor has full power and authority to convey and assign the property to be conveyed and assigned to and deposited with the Trust as part of the Owner Trust Estate and the Depositor has duly authorized such conveyance and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Trust Agreement have been duly authorized by the Depositor by all necessary corporate action.

(iv) The consummation of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(v) The Trust is not required to register as an investment company under the Investment Company Act and is not under the control of a Person required to so register.

Section 2.11. Investment Company. Neither the Depositor nor any holder of a Certificate shall take any action which would cause the Trust to become an “investment company” which would be required to register under the Investment Company Act.

ARTICLE III

CONVEYANCE OF THE MORTGAGE LOANS; CERTIFICATES

Section 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.01 of the Sale and Servicing Agreement and until the conveyance of the Mortgage Loans pursuant to Section 2.01 of the Sale and Servicing Agreement and the issuance of the Certificates, and thereafter except as otherwise permitted hereunder, the Depositor shall be the sole Certificateholder.

Section 3.02. The Certificates. The Certificates shall be issued in the form of one or more Certificates, each representing not less than a 10% Certificate Percentage Interest. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and authenticated in the manner provided in Section 3.03. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such Person’s acceptance of a Certificate duly registered in such Person’s name, pursuant to Section 3.05.

A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee’s acceptance of a Certificate duly registered in such transferee’s name pursuant to and upon satisfaction of the conditions set forth in Section 3.03

Section 3.03. Authentication of Certificates. The Securities Administrator shall cause all Certificates issued hereunder to be executed, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in the authorized denomination. The Certificate shall entitle its holder to any benefit under this Owner Trust Agreement or be valid for any purpose unless there shall appear on the Certificates a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Securities Administrator or by an authenticating agent of the Issuing Entity by manual signature; such authentication shall constitute conclusive evidence that the Certificate shall have been duly authenticated and delivered hereunder. The Certificates shall be dated the date of its authentication.

(a) Registration of and Limitations on Transfer and Exchange of Certificates. The Securities Administrator shall keep or cause to be kept, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. If the Securities Administrator resigns or is removed, the Depositor shall appoint a successor securities administrator.

Subject to satisfaction of the conditions set forth below with respect to the Certificate, upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.07, the Owner Trustee and the Securities Administrator shall execute, authenticate and deliver in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Securities Administrator. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.07

Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder or such Holder’s attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Securities Administrator in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No Person shall become a Certificateholder until it shall establish its non-foreign status by submitting to the Securities Administrator an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit D hereto.

No transfer, sale, pledge or other disposition of a Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Securities Administrator or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) an investment letter in substantially the form attached hereto as Exhibit C (or in such form and substance reasonably satisfactory to the Securities Administrator and the Depositor) which investment letter shall not be an expense of the Trust, the Owner Trustee, the Master Servicer, the Securities Administrator, the Seller, any Servicer or the Depositor and which investment letter states that, among other things, such transferee (a) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (b) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Master Servicer, the Securities Administrator, the Seller, any Servicer or the Depositor and (b) the transferee executes a representation letter, substantially in the form of Exhibit E to the Agreement, and transferor executes a representation letter, substantially in the form of Exhibit F hereto, each acceptable to and in form and substance satisfactory to the Securities Administrator and the Depositor certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Master Servicer, the Securities Administrator, the Seller, any Servicer or the Depositor and (B) the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit D) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor, which certificate shall not be an expense of the Trust, the Owner Trustee, the Master Servicer, the Securities Administrator, the Seller, any Servicer or the Depositor. No certification will be required in connection with the initial transfer of any such Certificate by the Issuing Entity to the Depositor and by the Depositor to one of its Affiliates. The Holder of a Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Master Servicer, the Securities Administrator, the Seller, any Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of Certificates or any interest therein shall be made to any Person unless the Depositor, the Owner Trustee and the Securities Administrator are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Owner Trustee, the Securities Administrator, the Seller, any Servicer and the Master Servicer that the purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Securities Administrator, the Seller, any Servicer or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Securities Administrator, the Seller, any Servicer or the Master Servicer. In lieu of such Opinion of Counsel, a Person acquiring such Certificates may provide a certification in the form of Exhibit G to this Agreement, which the Depositor, the Owner Trustee, the Securities Administrator, the Seller, any Servicer and the Master Servicer may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Certificate from the Issuing Entity to the Depositor, or by the Depositor to an Affiliate of the Depositor (in which case, the Depositor and such Affiliate, as applicable, shall be deemed to have represented that such party is not a Plan or a Person investing Plan Assets of any Plan).

No transfer, sale, pledge or other disposition of a Certificate (other than a Residual Certificate) shall be made, and the Securities Administrator shall refuse to register any such transfer, sale, pledge or other disposition, unless and until the proposed transferor shall have delivered to the Owner Trustee, the Securities Administrator and the Indenture Trustee a certificate substantially in the form of Exhibit F hereto certifying (i) that, following such transfer, the proposed transferee will either be (a) a Single Owner or (b) a Proportionate Owner, or (ii) that such transfer either (A) will not cause a TMP Trigger Event or (B) will cause a TMP Trigger Event, in each case, as evidenced by an opinion of nationally recognized tax counsel addressed and provided to the Securities Administrator, the Owner Trustee and the Indenture Trustee (at the expense of the proposed transferor or proposed transferee), and in the case of clause (ii)(B), the REMIC Conversion associated with such TMP Trigger Event (and all conditions precedent thereto, including the contribution to the Trust or provisions for payment to various parties of certain additional funds by such proposed transferor or proposed transferee pursuant to Section 11.01 hereof), as described in Section 11.01 hereof and Article IX of the Indenture, shall have been consummated. Notwithstanding the foregoing, a Certificate may be pledged to secure indebtedness and may be the subject of repurchase agreements treated by the Issuing Entity as secured indebtedness for federal tax purposes, provided that, for the avoidance of doubt, none of the Certificates (other than a Residual Certificate) may be transferred by the related lender or repurchase agreement counterparty under any such indebtedness or repurchase agreement, as applicable, except in accordance with the foregoing. The provisions of this paragraph shall not apply to the initial transfer of the Certificates to the Depositor (or an affiliate thereof).

Following the REMIC Conversion, each Holder of a Certificate shall consent and agree to any additional restrictions on the ability to transfer, pledge, sell or otherwise dispose of such Certificate that may be imposed on such Holder by amendment of this Trust Agreement by the parties hereto to ensure that any such transfer will not result in the imposition of tax on any REMIC created in connection with such REMIC Conversion or adversely affect such REMIC, including, but not limited to, a restriction on transfers of such Certificate to “disqualified organizations” within the meaning of Section 860E of the Code or to foreign Persons.

Section 3.04. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Securities Administrator, or if the Securities Administrator shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Securities Administrator and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice to the Securities Administrator or the Owner Trustee that such Certificate has been acquired by a protected purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee or the Securities Administrator, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.04, the Owner Trustee or the Securities Administrator may require the payment of a sum sufficient to cover any expenses of the Owner Trustee or the Securities Administrator (including fees and expenses of counsel) and any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.05. Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or any Securities Administrator may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee or the Securities Administrator shall be bound by any notice to the contrary.

Section 3.06. Access to List of Certificateholders’ Names and Addresses. The Securities Administrator shall furnish or cause to be furnished to the Depositor or the Owner Trustee,

within 15 days after receipt by the Securities Administrator of a written request therefor from the Depositor or the Owner Trustee, a list, in such form as the Depositor or the Owner Trustee, as the case may be, may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Trust, the Depositor or the Securities Administrator accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.07. Maintenance of Office or Agency. The Trust shall maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust in respect of the Certificates and the Basic Documents may be delivered. The Trust initially designates the Corporate Trust Office of the Securities Administrator as its office for purposes of delivery of notices. The Securities Administrator shall give prompt written notice to the Depositor, the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 3.08. Securities Administrator. (a) The Securities Administrator shall make distributions to Certificateholders from the Certificate Distribution Account on behalf of the Trust in accordance with the provisions of the Certificates and Section 5.01 hereof from payments remitted to the Securities Administrator pursuant to Section 3.03 of the Indenture. The Trust hereby appoints the Securities Administrator and the Securities Administrator hereby accepts such appointment and further agrees that it will be bound by the provisions of this Trust Agreement relating to the Securities Administrator and shall:

(i) hold all sums held by it for the payment of amounts due with respect to the Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii) give the Owner Trustee notice of any default by the Trust of which a Responsible Officer of the Securities Administrator has actual knowledge in the making of any payment required to be made with respect to the Certificates;

(iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Securities Administrator ;

(iv) not resign from its position as Securities Administrator except that it shall immediately resign as Securities Administrator and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of Certificates if at any time it ceases to meet the standards under this Section 3.08 required to be met by the Securities Administrator at the time of its appointment;

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Certificates of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi) not institute bankruptcy proceedings against the Issuing Entity in connection with this Trust Agreement.

(b) The Trust may revoke such power and remove the Securities Administrator if it determines in its sole discretion that the Securities Administrator shall have failed to perform its obligations under this Trust Agreement in any material respect. In the event that Wells Fargo Bank, N.A. shall no longer be the Securities Administrator under this Trust Agreement and under the Indenture, the Owner Trustee shall appoint a successor to act as Securities Administrator (which shall be a bank or trust company) and which shall also be the successor securities administrator under the Indenture. The Owner Trustee shall cause such successor securities administrator or any additional Securities Administrator appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument to the effect set forth in Section 3.08(a) as it relates to the Securities Administrator . The Securities Administrator shall return all unclaimed funds to the Trust and upon removal of a Securities Administrator such Securities Administrator shall also return all funds in its possession to the Trust. The provisions of Sections 6.01, 6.04, 6.05, 6.06, 6.07, 6.08 and 7.01 shall apply to the Securities Administrator to the same extent applicable to the Owner Trustee except where the context requires otherwise. Any reference in this Agreement to the Securities Administrator shall include any co-paying agent unless the context requires otherwise.

(c) The Securities Administrator shall establish and maintain with itself a trust account (the “Certificate Distribution Account”) in which the Securities Administrator shall deposit each remittance received by it with respect to payments made pursuant to the Indenture. The Securities Administrator shall make all distributions to Certificates, from moneys on deposit in the Certificate Distribution Account, in accordance with Section 5.01 hereof. The funds in the Certificate Distribution Account shall be held uninvested.

ARTICLE IV

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 4.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument described herein, as evidenced conclusively by the Owner Trustee’s execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents.

Section 4.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, in accordance with the provisions of this Trust Agreement and subject to the other Basic Documents.

Section 4.03. Action upon Instruction. (a) Subject to Article IV and in accordance with the terms of the other Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

(b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

(c) Whenever the Owner Trustee is required to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or under any Basic Document, or in the event that the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement or the other Basic Documents, as it shall deem to be in the best interests of the

Certificateholders, and the Owner Trustee shall have no liability to any Person for such action or inaction.

Section 4.04. No Duties Except as Specified under Specified Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Trust Agreement, (ii) in accordance with the other Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 4.03; and no implied duties or obligations shall be read into this Trust Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at anytime or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Trust Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

Section 4.05. Restrictions. (a) The Owner Trustee or the Depositor (or an Affiliate thereof) shall not take any action (x) that is inconsistent with the purposes of the Trust set forth in Section 2.03, or (y) that, to the actual knowledge of the Owner Trustee based on an Opinion of Counsel rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, (1) prior to the REMIC Conversion, would result in the Trust becoming a taxable mortgage pool for federal income tax purposes or failing to maintain its status as a disregarded entity (or a partnership) for federal income tax purposes, and (2) may adversely affect any REMIC created in connection with a REMIC Conversion. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 4.05.

(b) The Owner Trustee shall not convey or transfer any of the Trust’s properties or assets, including those included in the Owner Trust Estate, to any person unless (i)(a) it shall have received an Opinion of Counsel rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization to the effect that such transaction will not have any material adverse tax consequence to the Trust or any Certificateholder and (b) such conveyance or transfer shall not violate the provisions of Section 3.13b) of the Indenture or (ii) such conveyance or transfer is made in connection with a REMIC Conversion as set forth in this Trust Agreement and Article XI of the Indenture. Notwithstanding the foregoing, the Owner Trustee shall permit the Issuing Entity to undertake any of the activities contemplated herein in connection with a REMIC Conversion, as described in Section 11.01 herein.

Section 4.06. Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owing under the Mortgage Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owing under the Mortgage Loans);

(b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

(c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders; and

(e) the appointment pursuant to the Indenture of a successor securities administrator or indenture trustee or pursuant to this Trust Agreement of a successor securities administrator or the consent to the assignment by the Securities Administrator or Indenture Trustee of its obligations under the Indenture or this Trust Agreement, as applicable.

Section 4.07. Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Certificateholders to, except as expressly provided in the Basic Documents, sell the Mortgage Loans after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

Section 4.08. Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the consent of the Owner Trustee and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent. This paragraph shall survive for one year following termination of this Trust Agreement.

Section 4.09. Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Trust Agreement or any of the other Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 4.10. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Trust Agreement may be taken by the Holders of Certificates evidencing not less than a majority Percentage Interest of the Certificates. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority Percentage Interest of the Certificates at the time of the delivery of such notice.

Section 4.11. Optional Redemption. Upon receipt of written instructions provided to the Securities Administrator by the Majority Certificateholder, the Issuing Entity shall redeem the Notes in accordance with Section 8.07 of the Indenture and the Securities Administrator shall provide all necessary notices on behalf of the Issuing Entity to effect the foregoing, provided that such Holder shall deposit with the Securities Administrator an amount equal to the aggregate redemption price specified under Section 8.07 of the Indenture. The Issuing Entity shall not have the power to exercise the right to redeem the Notes pursuant to Section 8.07 of the Indenture, except as provided above. Upon redemption of the Notes by the Issuing Entity as a result of the purchase of such Notes by the Certificateholder pursuant to Section 8.07 of the Indenture, as applicable, the Owner Trustee shall cause the release of the related Mortgage Loans from the Trust Estate to the Certificateholder.

Section 4.12. Optional Purchase of Certain Mortgage Loans. The Certificateholder will have the option to purchase, at any one time, up to 1.00% (and in any case, at least five (5) Mortgage Loans) of the Mortgage Loans, by aggregate Scheduled Principal Balance of the Mortgage Loans as of such date, at a purchase price equal to the Repurchase Price. The Mortgage Loans that may be purchased by the Certificateholder pursuant to this paragraph will be selected by the Certificateholder in its sole discretion. If at any time the Certificateholder exercises such option, it shall immediately notify or cause to be notified the Indenture Trustee and the related Custodian by a certification in the form of Exhibit B (which certification shall include a statement to the effect that all amounts required to be deposited in the Protected Account pursuant to Section 3.05 have been or will be so deposited) of an Officer of the Certificateholder and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the related Custodian on behalf of the Indenture Trustee shall promptly release the related Mortgage Files to the Certificateholder. Notwithstanding the foregoing, following a REMIC Conversion, the aforementioned optional repurchase right will terminate.

ARTICLE V

APPLICATION OF TRUST FUNDS

Section 5.01. Distributions. (a) On each Payment Date, the Securities Administrator shall in accordance with the directions given pursuant to the Indenture or REMIC Class A Indenture, as applicable, distribute to the Certificateholders, on a pro rata basis, based on the Certificate Percentage Interests thereof, or in such other manner as directed in the REMIC Class A Indenture or this Trust Agreement, in the case of the Residual Certificates, all funds on deposit in the Certificate Distribution Account and available therefor (as provided in Section 3.03 of the Indenture or REMIC Class A Indenture, as applicable) for such Payment Date as reduced by any amount owing to the Owner Trustee hereunder and any Expenses of the Trust remaining unpaid.

(b) In the event that any withholding tax is imposed on the distributions (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.01. The Securities Administrator is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Securities Administrator and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Securities Administrator may in its sole discretion withhold such amounts in accordance with this paragraph (b).

(c) Distributions to Certificateholders shall be subordinated to the creditors of the Trust, including the Noteholders or holders of REMIC Class A Notes, as applicable.

Section 5.02. Method of Payment. Subject to Section 8.01(c), distributions required to be made to Certificateholders on any Payment Date as provided in Section 5.01 shall be made to each Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Securities Administrator appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

Section 5.03. Tax Returns. The Securities Administrator shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis using the accrual method of accounting, (b) deliver to the Securities Administrator to be forwarded to each Certificateholder as may be required by the Code and applicable Treasury regulations, such information as may be required to enable each Certificateholder to prepare its federal and state income tax returns, (c) prepare and file or cause to be prepared and filed such tax returns relating to the Trust as may be required by the Code and applicable Treasury regulations (making such elections as may from time to time be required or appropriate under any applicable state or federal statutes, rules or regulations) and (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.01 of this Trust Agreement with respect to income or distributions to Certificateholders and prepare or cause to be prepared the appropriate forms relating thereto; provided, however, that (except as provided in the following paragraph) the Securities Administrator shall not be required to prepare and file corporation tax returns or partnership tax returns or any other tax returns on behalf of the Issuing Entity or do any additional tax work caused by any change in the tax treatment of the Notes or Trust from the treatment contemplated hereunder on the Closing Date unless the Securities Administrator receives (i) an Opinion of Counsel reasonably satisfactory to it (which shall not be at the Securities Administrator’s expense, but shall be at the expense of the Depositor or other party furnishing such opinion) as to the necessity of such filings or work, and (ii) reasonable additional compensation for the preparation and filing of such additional returns or any such additional tax work. The Issuing Entity hereby grants permission to the Securities Administrator to sign, to the extent permitted by law, all tax and information returns prepared or caused to be prepared by the Securities Administrator pursuant to this Section 5.03 at the request of the Securities Administrator, and in doing so, the Owner Trustee and the Certificateholders shall rely entirely upon, and shall have no liability for information or calculations provided by, the Securities Administrator.

Subsequent to a REMIC Conversion, the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, with the Internal Revenue Service and applicable state or local tax authorities, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service), and other income tax or information returns for each taxable year with respect to any REMIC created in connection with such REMIC Conversion or with respect to the Trust, in each case, containing such information and in the manner as may be required by the Code or state or local tax laws, regulations or rules, and shall furnish, or cause to be furnished, to the Holders of the Certificates or REMIC Securities the schedules, statements or information required by such Holders for tax reporting purposes at such times and in such manner as may be required by the Code or state or local tax laws, regulations or rules. In addition, subsequent to a REMIC Conversion, the Securities Administrator shall perform the other duties relating to the tax matters of the Trust and each REMIC created in connection with such REMIC Conversion as may be specified in the REMIC Class A Indenture, and the Owner Trustee shall cooperate and furnish upon the request of the Securities Administrator any records, information and materials in its possession relating to the Trust and each such REMIC as may be necessary for the Securities Administrator to prepare the aforementioned returns, schedules and statements required to be furnished to the taxing authorities or Holders of the Certificates or REMIC Securities with respect to the Trust and each such REMIC and to perform such other tax duties.

Section 5.04. Statements to Certificateholders. On each Payment Date, the Securities Administrator shall make available to each Certificateholder the statement or statements provided to the Owner Trustee by the Securities Administrator pursuant to Section 7.04 of the Indenture with respect to such Payment Date.

ARTICLE VI

CONCERNING THE OWNER TRUSTEE

Section 6.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Trust Agreement. The Owner Trustee and the Securities Administrator also agree to disburse all moneys actually received by each of them constituting part of the Owner Trust Estate upon the terms of this Trust Agreement and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, gross negligence or bad faith or grossly negligent failure to act or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Certificateholders or any other Person permitted under this Trust Agreement;

(b) No provision of this Trust Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights, duties or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(d) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor or any other Person or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, the Notes, the Certificates and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein or expressly agreed to in the other Basic Documents;

(e) The execution, delivery, authentication and performance by it of this Trust Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency;

(f) The Owner Trustee shall not be liable for the default or misconduct of the Depositor, Indenture Trustee, Securities Administrator or the Master Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust or the Owner Trustee under this Trust Agreement or the other Basic Documents that are required to be performed by the Depositor, Indenture Trustee, Securities Administrator or the Master Servicer under any of the Basic Documents or otherwise.

(g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it or duties imposed by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to this Trust Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Trust Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

(h) In no event shall the Owner Trustee be liable for any damages in the nature of special, indirect or consequential damages, however styled, including, without limitation, lost profits, or for any losses due to forces beyond the control of the Owner Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Owner Trustee by third parties.

Section 6.02. Furnishing of Documents. The Owner Trustee shall furnish to the Securityholders promptly upon receipt of a written reasonable request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trust under the Basic Documents.

Section 6.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(a) It is a Delaware banking corporation duly organized and validly existing in good standing under the federal laws of the United States. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Trust Agreement;

(b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf;

(c) Neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound;

(d) This Trust Agreement assuming due authorization, execution and delivery by the Owner Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Owner

Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(e) The Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder; and

(f) No litigation is pending or, to the best of the Owner Trustee’s knowledge, threatened against the Owner Trustee which would prohibit its entering into this Trust Agreement or performing its obligations under this Trust Agreement.

Section 6.04. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, note, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents, attorneys, custodians or nominees (including persons acting under a power of attorney) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees (including persons acting under a power of attorney) if such persons have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Trust Agreement or any Basic Document.

Section 6.05. Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

Section 6.06. Owner Trustee Not Liable for Certificates or Related Documents. The recitals contained herein and in the Certificates (other than the signatures of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes, or of any Related Documents, or of MERS or the MERS® System. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Trust Agreement or the Noteholders under the Indenture, including compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Indenture Trustee or the Securities Administrator taken in the name of the Owner Trustee.

Section 6.07. Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may, subject to Section 3.05, become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Seller, the Securities Administrator and the Indenture Trustee in transactions with the same rights as it would have if it were not Owner Trustee.

Section 6.08. Payments from Owner Trust Estate. All payments to be made by the Owner Trustee under this Trust Agreement or any of the other Basic Documents to which the Owner Trustee is a party shall be made only from the income and proceeds of the Owner Trust Estate or from other amounts required to be provided by the Certificateholders and only to the extent that the Owner Trust shall have received income or proceeds from the Owner Trust Estate or the Certificateholders to make such payments in accordance with the terms hereof. Wilmington Trust Company, in its individual capacity, shall not be liable for any amounts payable under this Trust Agreement or any of the other Basic Documents to which the Owner Trustee is a party.

Section 6.09. [RESERVED].

Section 6.10. Liability of Securities Administrator. All provisions affording protection or rights to or limiting the liability of the Owner Trustee, including the provisions of this Agreement permitting the Owner Trustee to resign, merge or consolidate, shall inure as well to the Securities Administrator.

ARTICLE VII

COMPENSATION OF OWNER TRUSTEE

Section 7.01. Owner Trustee’s Fees and Expenses. The Owner Trustee shall receive from the Master Servicer as compensation for its services hereunder such fees as have been separately agreed upon by the Owner Trustee and the Seller before the date hereof. In the event that the Master Servicer fails to pay such fees on any Payment Date, the Owner Trustee shall be entitled to such fee from funds on deposit in the Payment Account prior to any distributions to the Noteholders on such Payment Date. Additionally, the Owner Trustee shall be reimbursed from amounts on deposit in the Payment Account, in accordance with Section 4.02 of the Sale and Servicing Agreement for its reasonable expenses hereunder and under the other Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may reasonably employ in connection with the exercise and performance of its rights and its duties hereunder and under the other Basic Documents.

Section 7.02. Indemnification. The Depositor shall indemnify, defend and hold harmless the Owner Trustee and its respective successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Trust Agreement, the other Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee, hereunder, provided, that:

(i) the Depositor shall not be liable for or required to indemnify an Indemnified Party, as applicable, from and against Expenses arising or resulting from such Indemnified Party’s own willful misconduct, gross negligence or bad faith or, as to the Owner Trustee, as a result of any inaccuracy of a representation or warranty of the Owner Trustee contained in Section 6.03 expressly made by the Owner Trustee;

(ii) with respect to any such claim, the Indemnified Party shall have given the Depositor written notice thereof promptly after the Indemnified Party shall have actual knowledge thereof; provided, however, that failure to give such notice shall not affect the indemnification of the Indemnified Party except to the extent the Depositor is materially prejudiced by such failure;

(iii) while maintaining control over its own defense, the Depositor shall consult with the Indemnified Party in preparing such defense; and

(iv) notwithstanding anything in this Agreement to the contrary, the Depositor shall not be liable for settlement of any claim by an Indemnified Party entered into without the prior consent of the Depositor which consent shall not be unreasonably withheld.

The indemnities contained in this Section shall survive the resignation or removal of the Owner Trustee or the termination of this Trust Agreement. In addition, upon written notice to the Owner Trustee and with the consent of the Owner Trustee which consent shall not be unreasonably withheld, the Depositor has the right to assume the defense of any claim, action or proceeding against the Owner Trustee.

The Seller agrees to indemnify the Indemnified Parties for Expenses for which the Depositor is required to indemnify the Indemnified Parties pursuant to this Section 7.02, other than (x) any Expenses required to be covered by the Master Servicer pursuant to Section 5.03 of the Sale and Servicing Agreement or (y) and any Expenses actually paid by the Depositor in accordance with this Section 7.02. Alesco Financial Inc. shall guarantee the indemnity required by the Seller pursuant to this paragraph.

ARTICLE VIII

TERMINATION OF TRUST AGREEMENT

Section 8.01. Termination of Trust Agreement. (a) This Trust Agreement (other than Article VII and Section 10.08) shall terminate and the Trust shall dissolve, wind up and terminate in accordance with Section 3808 of the Statutory Trust Statute and be of no further force or effect upon the earlier of (i) the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, this Trust Agreement and the REMIC Class A Indenture and (ii) the distribution of all of the assets of the Owner Trust Estate, in accordance with written instructions provided to the Securities Administrator by the Majority Certificateholder, following the optional redemption of the Notes effected by the Majority Certificateholder pursuant to Section 8.07 of the Indenture; provided in each case that all amounts owing to the Noteholders or holders of REMIC Class A Notes, as applicable, to the extent payable from the Owner Trust Estate or proceeds thereof have been paid in full and that all obligations under the Indenture have been discharged. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Trust Agreement or the Trust or (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Except as provided in Section 8.01(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

(c) Notwithstanding anything to the contrary herein, the Trust shall not terminate upon receipt of any notice of the occurrence of a TMP Trigger Event or a REMIC Conversion.

(d) Notice of any termination of the Trust, specifying the Payment Date upon which Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation, shall be given by the Securities Administrator by letter to Certificateholders mailed within five Business Days of receipt of notice of the final payment on the Notes from the Securities Administrator, stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Payment Agent therein specified. The Securities Administrator shall give such notice to the Owner Trustee and the Securities Administrator at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.01.

In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.

Subject to applicable laws with respect to escheat of funds, if within one year following the Payment Date on which final payment of the Certificates was to have been made pursuant to Section 3.03 of the Indenture, all the Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement. Any funds remaining in the Certificate Distribution Account after exhaustion of such remedies shall be distributed by the Securities Administrator to the Depositor.

(e) Upon the winding up of the Trust and its termination, the Owner Trustee shall, at the direction and expense of the Seller, cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810(c) of the Statutory Trust Statute.

ARTICLE IX

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody’s and/or at least BBB- by Standard and Poor’s or is otherwise acceptable to the Rating Agencies. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

Section 9.02. Replacement of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days prior written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor owner trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and to the successor owner trustee. If no successor owner trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor owner trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor owner trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

Section 9.03. Successor Owner Trustee. Any successor owner trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Indenture Trustee and to its predecessor Owner Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor owner trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor owner trustee all documents and statements and monies held by it under this Trust Agreement; and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor owner trustee all such rights, powers, duties and obligations.

No successor owner trustee shall accept appointment as provided in this Section 9.03 unless at the time of such acceptance such successor owner trustee shall be eligible pursuant to Section 9.01.

Upon acceptance of appointment by a successor owner trustee pursuant to this Section 9.03, the Owner Trustee shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.

Section 9.04. Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 9.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

Section 9.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor owner trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b) No trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and

(c) The Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE X

MISCELLANEOUS

Section 10.01. Amendments. (a) This Trust Agreement may be amended from time to time by the parties hereto as specified in this Section, provided that any amendment, except as provided in subparagraph (e) below, be accompanied by an Opinion of Counsel addressed to the Owner Trustee and the Securities Administrator and obtained by the Depositor to the effect that such amendment (i) complies with the provisions of this Section, (ii) would not cause the Trust to be subject to an entity level tax for federal income tax purposes, and (iii) following the REMIC Conversion, would cause any REMIC to be subject to tax or otherwise be adversely affected.

(b) If the purpose of the amendment (as detailed therein) is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered (i.e. to give effect to the intent of the parties and, if applicable, to the expectations of the Holders), it shall not be necessary to obtain the consent of any Noteholders or Certificateholders, but the Owner Trustee and the Securities Administrator shall be furnished with (A) a letter from each of the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Note or the rating then assigned to any Note or (B) an Opinion of Counsel obtained by the Depositor to the effect that such action will not adversely affect in any material respect the interests of any Noteholders or Certificateholders.

(c) If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Security is outstanding or to facilitate, effect or reinforce a REMIC Conversion and all activities related thereto, it shall not be necessary to obtain the consent of any Noteholders or Certificateholders, but, in the case of any such amendment to prevent the imposition of taxes, the Owner Trustee and the Securities Administrator shall be furnished with an Opinion of Counsel obtained by the Depositor that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Noteholders or Certificateholders or any REMIC created in connection with REMIC Conversion.

(d) If the purpose of the amendment is to add or eliminate or change any provision of the Trust Agreement other than as contemplated in (b) and (c) above, the amendment shall require (A) an Opinion of Counsel obtained by the Depositor to the effect that such action will not adversely affect in any material respect the interests of any Noteholders or Certificateholders or any REMIC created in connection with REMIC Conversion. and (B) either (a) a letter from each of the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Note or (b) the consent of Holders of Certificates evidencing a majority Percentage Interest of the Certificates and the consent of Noteholders representing at least 51% of the Note Principal Balance of the Notes; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on any Certificate without the consent of the related Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding or (iii) change the permitted activities of the Trust as set forth herein.

(e) If the purpose of the amendment is to provide for the holding of any of the Certificates in book-entry form, it shall require the consent of Holders of all such Certificates then outstanding; provided, that the Opinion of Counsel specified in subparagraph (a) above shall not be required.

(f) Promptly after the execution of any such amendment or consent, the Depositor shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and the Rating Agencies. It shall not be necessary for the consent of Certificateholders, Noteholders or the Indenture Trustee pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Trust Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(g) In connection with the execution of any amendment to any agreement to which the Trust is a party, other than this Trust Agreement, the Owner Trustee and the Securities Administrator shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the documents subject to such amendment and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

(h) No amendment or agreement affecting the rights or duties of the Owner Trustee, or the Securities Administrator may be entered into without the consent of the affected party. The Owner Trustee shall not be required to enter into any amendment which adversely affects its rights, duties or immunities under this Trust Agreement or the other Basic Documents.

(i) If the purpose of the amendment is to add or eliminate or change any provision relating to the REMIC Conversion or activities related thereto, such amendment shall not require the consent of the Noteholders or Certificateholders, provided, however, the Owner Trustee shall receive written direction from the Certificateholder to enter into such amendment. The Owner Trustee may rely on such direction in entering into such amendment and is under no duty or obligation to determine compliance with any requirements otherwise set forth herein that may be relevant to entering into such amendment.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

Section 10.02. No Legal Title to Owner Trust Estate. The Certificateholders shall not have legal title to any part of the Owner Trust Estate solely by virtue of their status as a Certificateholder. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and VIII. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 10.03. Limitations on Rights of Others. Except for Section 2.07, the provisions of this Trust Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Trust Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

Section 10.04. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt, to the Owner Trustee at: Wilmington Trust Company, Rodney Square North 1100 North Market Street, Wilmington, Delaware 19890-0001; Attention: Corporate Trust Services; to the Depositor at: Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: General Counsel; to the Indenture Trustee and the Securities Administrator at its Corporate Trust Office; to Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041; to Moody’s Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10001; to Fitch, Inc., One State Street Plaza, New York, New York 10004, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(a) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

(b) A copy of any notice delivered to the Owner Trustee or the Trust shall also be delivered to the Depositor.

Section 10.05. Severability. Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.06. Separate Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.07. Successors and Assigns. All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Owner Trustee and its successors, and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 10.08. No Petition. The Owner Trustee, by entering into this Trust Agreement and each Certificateholder, by accepting a Certificate, or holder of a residual interest in any REMIC created in connection with a REMIC Conversion, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust or any trust created in connection with a REMIC Conversion, or join in any institution against the Depositor or the Trust or any trust created in connection with a REMIC Conversion of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations to the Certificates, the Notes, this Trust Agreement or any of the other Basic Documents. This Section shall survive for one year following the termination of this Trust Agreement.

Section 10.09. No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder’s Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Seller, the Owner Trustee, the Securities Administrator, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Trust Agreement, the Certificates or the other Basic Documents.

Section 10.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.11. GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.12. Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 10.13. Obligations. The execution and delivery of this Trust Agreement by Wells Fargo Bank, N.A. is not in its individual capacity but solely in its capacity as Securities Administrator, and solely for purposes of its appointment and agreement to serve as Securities Administrator. The Securities Administrator shall have no duties or obligations under this Agreement except for those duties expressly set forth in this Agreement as duties of the Securities Administrator, and no implied duties shall be read into this Agreement on the part of the Securities Administrator. In entering into this Agreement and with respect to all matters arising under this Agreement, the Securities Administrator shall enjoy and be protected by all of the rights, powers, benefits, immunities, indemnities and other protections granted to it under Article VI of the Indenture, whether acting in its capacity as Securities Administrator.

ARTICLE XI

REMIC CONVERSION

Section 11.01. Consummation of REMIC Conversion. Upon the receipt by the Owner Trustee, the Depositor, the Securities Administrator and the Indenture Trustee of a certification substantially in the form of Exhibit F hereto in connection with a proposed transfer of any Privately Offered Notes or Certificates certifying that such transfer will cause a TMP Trigger Event, the parties hereto and each Holder of the Certificates shall facilitate, and shall cooperate with the parties required to take, the actions specified in Article XI of the Indenture required to effect a REMIC Conversion, including the conveyance by the Issuing Entity of any assets then remaining in the Owner Trust Estate not otherwise liquidated to the Underlying REMIC Trust in exchange for REMIC Certificates. In furtherance of the foregoing, the Trust shall require the proposed transferor or proposed transferee of the Certificates causing the TMP Trigger Event to, and such proposed transferor or proposed transferee hereby agrees to, contribute to the Trust, or make provisions for payment of, the amounts specified in clauses of (iii) and (iv) of Section 11.01(a) of the Indenture in respect of Realized Losses that would result from the purchase price of the REO Properties and Non-REMIC-Eligible Assets liquidated in connection with the REMIC Conversion and in respect of any initial or ongoing administrative expenses associated with the REMIC Conversion and any REMIC created thereby and for any taxes possibly payable as a result of the classification of the Trust for federal income tax purposes as a “taxable mortgage pool”, respectively (in each case, without duplication of amounts so contributed or paid by a proposed transferor or proposed transferee of Privately Offered Notes pursuant to the Indenture). In addition to the actions specified in Article XI of the Indenture, the Trust shall issue new Residual Certificates evidencing the sole class of “residual interests” in each REMIC created under the REMIC Class A Indenture.

Section 11.02. Post-REMIC Conversion. (a) Following a REMIC Conversion, the Securities Administrator shall, to the extent under its control, conduct the affairs of the Owner Trust Estate at all times that any Certificates and REMIC Securities are outstanding so as to maintain the status of each REMIC formed in connection with such REMIC Conversion as a REMIC under the Code and applicable Treasury regulations. The Securities Administrator shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any such REMIC formed in connection with such REMIC Conversion.

(b) The Holder of the greatest percentage interest in a related class of Residual Certificates shall be the “tax matters person” for each related REMIC formed pursuant to the REMIC Class A Indenture. Such Holder hereby agrees to appoint the Securities Administrator, or any successor thereto or assignee thereof, to serve on its behalf as tax administrator under the REMIC Class A Indenture with respect to each such REMIC.

(c) For federal income tax reporting purposes, following a REMIC Conversion, each Holder of a Certificate shall take positions that are consistent with the intended tax treatment of the then existing Owner Trust Estate as one or more REMICs and the tax treatment expressed in the REMIC Class A Indenture and Underlying REMIC Trust Pooling and Servicing Agreement with regard to distributions and other transactions contemplated therein. Each Holder of a

Certificate shall consent and agree to any additional obligations that may be imposed on such Holder by amendment of this Trust Agreement by the parties hereto with respect to any taxes imposed on any REMIC formed in connection with a REMIC Conversion (other than those arising due to negligence or willful misconduct of a particular party), including, without limitation, provisions that allow the Securities Administrator to retain amounts sufficient to pay such taxes (to the extent otherwise unpaid) from amounts otherwise distributable to such Holder from the Certificate Distribution Account.

IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Depositor

By:	/s/ Baron Silverstein
Name: Baron Silverstein Title: Vice President

WILMINGTON TRUST COMPANY, as Owner Trustee

By:	/s/ Patricia A. Evans
Name: Patricia A. Evans Title: Vice President

WELLS FARGO BANK, N.A., as Securities Administrator

By:	/s/ Benjamin F. Jordan
Name: Benjamin F. Jordan Title: Assistant Vice President

ACKNOWLEDGED AND AGREED for the purposes of the provisions expressly applicable to it ALESCO LOAN HOLDINGS TRUST as Seller

By:	/s/ John Longino
Name: John Longino Title: Chief Financial Officer